EXHIBIT 99.1

Gladstone Investment Corporation Reports Financial Results for the Quarter and Fiscal Year Ended March 31, 2010

  Net Investment Income for the quarter and fiscal year ended March 31, 2010 was $2.7 million, or $0.12 per common share, and $10.6 million, or $0.48 per common share, respectively.
  Net Increase (Decrease) in Net Assets Resulting From Operations for the quarter and fiscal year ended March 31, 2010 was $20.6 million, or $0.93 per common share, and ($11.1) million, or ($0.50) per common share, respectively.

MCLEAN, Va., May 24, 2010 (GLOBE NEWSWIRE) -- Gladstone Investment Corporation (Nasdaq:GAIN) (the "Company") today announced earnings for the fourth quarter and fiscal year ended March 31, 2010. All per share references are per basic and diluted weighted average common share outstanding, unless otherwise noted.

Net Investment Income for Quarter: Net Investment Income for the quarters ended March 31, 2010 and 2009 was $2.7 million, or $0.12 per common share, and $3.0 million, or $0.13 per common share, respectively, a decrease in Net Investment Income of 8.7%, or 7.7% per common share.

Net Investment Income for Fiscal Year: Net Investment Income for the fiscal years ended March 31, 2010 and 2009 was $10.6 million, or $0.48 per common share, and $13.4 million, or $0.62 per common share, respectively, a decrease in Net Investment Income of 20.8%, or 22.6% per common share. The decrease in Net Investment Income was primarily driven by a reduction of the Company's investment portfolio as a result of the sale of the majority of its senior syndicated loans (primarily to pay off its prior line of credit) during the fiscal year ended March 31, 2010, partially offset by decreased interest expense on lower outstanding borrowings when compared to the prior year periods.

Net Increase (Decrease) in Net Assets Resulting from Operations for Quarter: Net Increase (Decrease) in Net Assets Resulting from Operations for the quarters ended March 31, 2010 and 2009 was $20.6 million, or $0.93 per common share, and ($4.0) million, or ($0.18) per common share, respectively. The increase in the Net Increase in Net Assets Resulting from Operations between the quarter ended March 31, 2010 and the prior year's quarter was primarily due to the net gain on the Company's investment portfolio. The Company recorded a net gain on investments of $17.8 million for the quarter ended March 31, 2010, compared to net loss of $6.9 million for the prior year period.

Net Decrease in Net Assets Resulting from Operations for Fiscal Year: Net Decrease in Net Assets Resulting from Operations for the fiscal years ended March 31, 2010 and 2009 was $11.1 million, or $0.50 per common share, and $11.4 million, or $0.53 per common share, respectively, a decrease in Net Decrease in Net Assets Resulting from Operations of 3.3%, or 5.7% per common share. Results of Operations for the fiscal years ended March 31, 2010 and 2009 were largely impacted by significant devaluations, primarily in the Company's equity holdings of its Control investments, and realized losses, primarily from the forced sale of the majority of its senior syndicated loans to pay off its prior line of credit in April 2009. The Company recorded net losses (both realized and unrealized) on investments of $21.7 million and $24.8 million for the fiscal years ended March 31, 2010 and 2009, respectively.

Estimated Fair Value: The aggregate investment portfolio appreciated during the fiscal year ended March 31, 2010, primarily due to the reversal of unrealized depreciation associated with the realized losses on the sale of the senior syndicated loans. As of March 31, 2010, the entire portfolio was fair valued at 91% of cost, up slightly from 90% as of March 31, 2009.

Net Asset Value: Net asset value was $8.74 per actual common share outstanding at March 31, 2010, as compared to $9.73 per actual common share outstanding at March 31, 2009.

Asset Characteristics: Total assets were $297.2 million at March 31, 2010, as compared to $326.8 million at March 31, 2009. At March 31, 2010, the Company had investments in 16 portfolio companies with an aggregate cost basis of $227.6 million and an aggregate fair value of $206.9 million. As of March 31, 2010, the Company's investment portfolio at fair value was comprised of 80.0% debt securities and 20.0% equity securities. For the Company's proprietary loans, the weighted average asset risk rating at March 31, 2010 improved to 5.5 on a ten point scale as compared to 5.1 at March 31, 2009.

Investment Yield: The annualized weighted average yield on the Company's portfolio, excluding cash and cash equivalents, was 11.1% and 11.0% for the quarter and fiscal year ended March 31, 2010, respectively, as compared to 7.9% and 8.2% for the quarter and fiscal year ended March 31, 2009, respectively. The weighted average yield varies from period to period based on the current stated interest rate on interest-bearing investments and the amounts of loans for which interest is not accruing. The increase in the weighted average yield for the year ended March 31, 2010 resulted primarily from the Company's sales of lower interest-bearing senior syndicated loans subsequent to March 31, 2009.

Highlights for Quarter: During the quarter ended March 31, 2010, the Company reported the following significant events:

  Funded approximately $2.4 million of additional investments to existing portfolio companies;
  Received principal repayments of approximately $0.7 million, which included $0.2 million of unscheduled principal payments;
  Moved closer to exit one of the Company's large investments, although it is still too early to make any firm predictions about that outcome;
  Purchased $85.0 million of short-term U.S. Treasury securities on March 30, 2010 which matured on April 1, 2010; and
  Paid monthly distributions of $0.04 per share for each of January, February and March 2010.

Comments from President Dave Dullum: "We are encouraged by the increasing demand for mezzanine financing for buyouts in our markets and the outlook for our investment activity. We will continue to be rigorous in our investigation of business opportunities as we grow the portfolio and expand our capabilities to seek to increase distributions to stockholders."

Subsequent to March 31, 2010: Subsequent to March 31, 2010, the Company:

  Credit Facility 2-Year Renewal: Entered into a third amended and restated credit agreement (the "Facility") providing for a $50.0 million revolving line of credit arranged by Branch Banking and Trust Company as administrative agent and Key Equipment Finance Inc. The Facility may be expanded up to $125.0 million through the addition of other lenders. The Facility matures on April 13, 2012, and if it is not renewed or extended by that date, all principal and interest will be due and payable on or before April 13, 2013. Advances under the Credit Facility will generally bear interest at the 30 day LIBOR rate (subject to a minimum rate of 2.0%), plus 4.5% per annum.
  Investment Payoff: Received full repayment from its senior syndicated loan to Interstate FiberNet, Inc. of $6.8 million.
  Dividends Declared: Declared monthly cash distributions of $0.04 per common share for each of April, May and June 2010.

Summary Information: The following chart is a summary of some of the information reported above (in thousands of dollars, except per share data and percents):

	March 31, 2010	March 31, 2009
For year ended:
Net Investment Income	10,598	13,388
Results of Operation	(11,071)	(11,449)
Average Yield on Portfolio	11.02%	8.22%
Total dollars invested	4,788	53,002
Total dollars repaid	90,240	49,785

For quarter ended:
Net Investment Income	2,709	2,967
Results of Operations	20,629	(3,981)

As of:
Fair Value as a Percent of Cost	90.90%	89.97%
Net Asset Value per share	8.74	9.73
Number of Investments	16	46
Total Assets	297,161	326,843
Weighted Average Risk Rating (on a scale of ten)	5.5	5.1

Conference Call for Stockholders: The Company will hold a conference call Tuesday, May 25, 2010 at 8:30 am EDT. Please call (877) 407-8031 to enter the conference. An operator will monitor the call and set a queue for the questions. A replay of the conference call will be available through June 24, 2010. To hear the replay, please dial (877) 660-6853, access playback account 286 and use ID code 349214. The replay will be available approximately two hours after the call concludes.

The live audio broadcast of Gladstone Investment's quarterly conference call will be available online at GladstoneInvestment.com and investorcalendar.com. The event will be archived and available for replay on the Company's website through August 23, 2010.

Warning: The financial statements below are without footnotes, so readers should obtain and carefully review the Company's Annual Report on Form 10-K for the year ended March 31, 2010, including the footnotes to the financial statements contained therein. The Company has filed the Annual Report on Form 10-K today with the SEC, which can be retrieved from the SEC's website at sec.gov or from the Company's website at GladstoneInvestment.com. A paper copy can be obtained free of charge by writing to the Company at 1521 Westbranch Drive, Suite 200, McLean, VA  22102.

The statements in this press release regarding the increasing demand for mezzanine financing, the Company's projected investment activities, the Company's ability to grow the portfolio and other such statements are "forward-looking statements." These forward-looking statements inherently involve certain risks and uncertainties, although they are based on the Company's current plans that are believed to be reasonable as of the date of this press release. Factors that may cause the Company's actual results to differ from these forward-looking statements include, among others, the duration and effects of current economic instability, the Company's ability to access debt and equity capital and those factors listed under the caption "Risk Factors" of the Company's Annual Report on Form 10-K for the fiscal year ended March 31, 2010, as filed with the SEC on May 24, 2010. The risk factors set forth in the Annual Report on Form 10-K under the caption "Risk Factors" are specifically incorporated by reference into this press release. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

GLADSTONE INVESTMENT CORPORATION
CONSOLIDATED STATEMENTS OF ASSETS AND LIABILITIES
(DOLLAR AMOUNTS IN THOUSANDS, EXCEPT PER SHARE DATA)

	March 31,
	2010	2009

ASSETS
Cash and cash equivalents	$87,717	$7,236
Investments at fair value
Non-Control/Non-Affiliate investments (Cost of $22,674 and $134,836, respectively)	20,946	94,740
Control investments (Cost of $152,166 and $150,081, respectively)	148,248	166,163
Affiliate investments (Cost of $52,727 and $64,028, respectively)	37,664	53,027
Total investments (Cost of $227,567 and $348,945, respectively)	206,858	313,930
Interest receivable	1,234	1,500
Due from Custodian	935	2,706
Deferred financing fees	83	1,167
Prepaid assets	221	172
Other assets	113	132
TOTAL ASSETS	$297,161	$326,843

LIABILITIES
Borrowings at fair value(1)
Short-term loan (Cost of $75,000 and $0, respectively)	$75,000	$ —
Line of credit (Cost of $27,800 and $110,265, respectively)	27,812	110,265
Total borrowings (Cost of $102,800 and $110,265, respectively)	102,812	110,265
Accounts payable and accrued expenses	206	1,283
Fee due to Administrator	149	179
Fees due to Adviser	721	187
Other liabilities	295	127
TOTAL LIABILITIES	104,183	112,041
NET ASSETS	$192,978	$214,802

ANALYSIS OF NET ASSETS:
Common stock, $0.001 par value, 100,000,000 shares authorized, 22,080,133 shares issued and outstanding at March 31, 2010 and 2009	$22	$22
Capital in excess of par value	257,206	257,361
Net unrealized depreciation of investment portfolio	(20,710)	(35,015)
Net unrealized depreciation of derivative	(39)	(53)
Net unrealized appreciation of borrowings under line of credit	(12)	—
Accumulated net realized investment loss	(43,489)	(7,513)
TOTAL NET ASSETS	$192,978	$214,802

NET ASSETS PER SHARE	$8.74	$9.73

(1) Beginning the quarter ended June 30, 2009, the Company elected to apply ASC 825, "Financial Investments", which allows for the Company to fair value its borrowings. The March 31, 2009 borrowing amounts are at cost.

GLADSTONE INVESTMENT CORPORATION
CONSOLIDATED STATEMENTS OF OPERATIONS
(DOLLAR AMOUNTS IN THOUSANDS, EXCEPT PER SHARE DATA)
(UNAUDITED)

	Quarter Ended March 31,
	2010	2009
INVESTMENT INCOME
Interest income
Non-Control/Non-Affiliate investments	$463	$1,595
Control investments	3,144	2,926
Affiliate investments	1,130	1,435
Cash and cash equivalents	1	—
Total interest income	4,738	5,956
Other income	14	—
Total investment income	4,752	5,956

EXPENSES
Loan servicing fee	855	1,233
Base management fee	149	396
Administration fee	149	179
Interest expense	348	1,340
Amortization of deferred financing fees	431	—
Professional fees	124	148
Stockholder related costs	19	72
Insurance expense	72	57
Directors fees	49	49
Other expenses	82	25
Expenses before credit from Adviser	2,278	3,499
Credit to fees from Adviser	(235)	(510)
Total expenses net of credits to fees	2,043	2,989

NET INVESTMENT INCOME	2,709	2,967

REALIZED AND UNREALIZED GAIN (LOSS) ON INVESTMENTS:
Realized loss on sale of Non-Control/Non-Affiliate investments	—	(807)
Net unrealized appreciation (depreciation) of Non-Control/Non-Affiliate investments	1,770	(8,704)
Net unrealized appreciation of Control investments	15,233	1,301
Net unrealized appreciation of Affiliate investments	801	1,262
Net unrealized depreciation of derivative	(5)	—
Net unrealized depreciation of credit facility	121	—
Net gain (loss) on investments and derivative	17,920	(6,948)

NET INCREASE (DECREASE) IN NET ASSETS RESULTING FROM OPERATIONS	$20,629	$(3,981)

NET INCREASE (DECREASE) IN NET ASSETS RESULTING FROM OPERATIONS PER COMMON SHARE:
Basic and diluted	$0.93	$(0.18)

WEIGHTED AVERAGE SHARES OF COMMON STOCK OUTSTANDING:
Basic and diluted weighted average shares	22,080,133	22,080,133

GLADSTONE INVESTMENT CORPORATION
CONSOLIDATED STATEMENTS OF OPERATIONS
(DOLLAR AMOUNTS IN THOUSANDS EXCEPT PER SHARE DATA)

	Year Ended March 31,
	2010	2009
INVESTMENT INCOME
Interest income
Non-Control/Non-Affiliate investments	$2,393	$8,494
Control investments	11,745	11,306
Affiliate investments	5,677	5,378
Cash and cash equivalents	2	67
Total interest income	19,817	25,245
Other income	968	567
Total investment income	20,785	25,812

EXPENSES
Loan servicing fee	3,747	5,002
Base management fee	737	1,699
Incentive fee	588	—
Administration fee	676	821
Interest expense	1,988	5,349
Amortization of deferred financing fees	1,618	323
Professional fees	626	532
Stockholder related costs	295	485
Insurance expense	262	222
Directors fees	196	194
Other expenses	280	271
Expenses before credits from Adviser	11,013	14,898
Credits to fees from Adviser	(826)	(2,474)
Total expenses net of credits to fees	10,187	12,424

NET INVESTMENT INCOME	10,598	13,388

REALIZED AND UNREALIZED (LOSS) GAIN ON:
Realized loss on sale of Non-Control/Non-Affiliate investments	(35,923)	(5,023)
Realized loss on termination of derivative	(53)	—
Net unrealized appreciation (depreciation) of Non-Control/Non-Affiliate investments	38,367	(16,418)
Net unrealized (depreciation) appreciation of Control investments	(20,001)	9,029
Net unrealized (depreciation) appreciation of Affiliate investments	(4,061)	(12,425)
Net unrealized appreciation (depreciation) of derivative	14	—
Net unrealized appreciation of borrowings	(12)	—
Net loss on investments, derivative and borrowings	(21,669)	(24,837)
NET DECREASE IN NET ASSETS RESULTING FROM OPERATIONS	$(11,071)	$(11,449)

NET DECREASE IN NET ASSETS RESULTING FROM OPERATIONS PER COMMON SHARE:
Basic and diluted	$(0.50)	$(0.53)

WEIGHTED AVERAGE SHARES OF COMMON STOCK OUTSTANDING:
Basic and diluted weighted average shares	22,080,133	21,545,936

GLADSTONE INVESTMENT CORPORATION
CONSOLIDATED FINANCIAL HIGHLIGHTS
(DOLLAR AMOUNTS IN THOUSANDS, EXCEPT PER SHARE AND PER UNIT DATA)
(UNAUDITED)

	Quarter Ended March 31,
	2010	2009
Per Share Data (1)
Net asset value at beginning of year	$7.93	$10.15

Income from investment operations:
Net investment income(2)	0.12	0.13
Realized loss on sale of investments(2)	—	(0.03)
Net unrealized appreciation (depreciation) of investments(2)	0.81	(0.28)
Total from investment operations	0.93	(0.18)

Distributions from:
Net investment income	(0.12)	(0.13)
Tax return on capital	—	(0.11)
Total distributions(3)	(0.12)	(0.24)

Net asset value at end of period	$8.74	$9.73

Per share market value at beginning of period	$4.66	$4.89
Per share market value at end of period	5.98	3.82
Total return(4)	31.24%	(17.39)%
Shares outstanding at end of period	22,080,133	22,080,133

Statement of Assets and Liabilities Data:
Net assets at end of period	$192,978	$214,802
Average net assets(5)	180,099	218,259

Senior Securities Data:
Total borrowings	$102,812	$110,265
Asset coverage ratio(6)	281%	293%
Average coverage per unit(7)	$2,814	$2,930

Ratios/Supplemental Data:
Ratio of expenses to average net assets(8)(9)	5.06%	6.41%
Ratio of net expenses to average net assets(8)(10)	4.54%	5.48%
Ratio of net investment income to average net assets(8)	6.02%	5.44%

(1) Based on actual shares outstanding at the end of the corresponding period.
(2) Based on weighted average basic per share data.
(3) Distributions are determined based on taxable income calculated in accordance with income tax regulations which may differ from amounts determined under accounting principles generally accepted in the United States of America.
(4) Total return equals the change in the market value of the Company's common stock from the beginning of the period taking into account distributions reinvested in accordance with the terms of our distribution reinvestment plan.
(5) Calculated using the average of the ending monthly net assets for the respective periods.
(6) As a business development company, the Company is generally required to maintain a ratio of at least 200% of total assets to total borrowings.
(7) Asset coverage ratio is the ratio of the carrying value of the Company's total consolidated assets, less all liabilities and indebtedness not represented by senior securities, to the aggregate amount of senior securities representing indebtedness. Asset coverage per unit is expressed in terms of dollar amounts per $1,000 of indebtedness.
(8) Amounts are annualized.
(9) Ratio of expenses to average net assets is computed using expenses before credit from the Adviser.
(10) Ratio of net expenses to average net assets is computed using total expenses net of credits to the management fee.

GLADSTONE INVESTMENT CORPORATION
CONSOLIDATED FINANCIAL HIGHLIGHTS
(DOLLAR AMOUNTS IN THOUSANDS, EXCEPT PER SHARE AND PER UNIT DATA)
(UNAUDITED)

	Year Ended March 31,
	2010	2009
Per Share Data (1)
Net asset value at beginning of year	$9.73	$12.47

Income from investment operations
Net investment income(2)	0.48	0.62
Realized loss on sale of investments(2)	(1.63)	(0.23)
Net unrealized depreciation of investments(2)	0.65	(0.92)
Total from investment operations	(0.50)	(0.53)

Distributions from:
Net investment income	(0.48)	(0.62)
Tax return on capital	—	(0.34)
Total distributions(3)	(0.48)	(0.96)

Shelf registration offering costs	(0.01)	(0.03)
Effect on distribution of rights offering after record date(4)	—	(1.22)
Net asset value at end of year	$8.74	$9.73

Per share market value at beginning of year	$3.67	$9.32
Per share market value at end of year	5.98	3.82
Total return(5)	79.80%	(51.65)%
Shares outstanding at end of year	22,080,133	22,080,133

Statement of Assets and Liabilities Data:
Net assets at end of year	$192,978	$214,802
Average net assets(6)	191,112	230,738

Senior Securities Data:
Total borrowings	$102,812	$110,265
Asset coverage ratio(7)	281%	293%
Average coverage per unit(8)	$2,814	$2,930

Ratios/Supplemental Data:
Ratio of expenses to average net assets(9)(10)	5.76%	6.46%
Ratio of net expenses to average net assets(9)(11)	5.33%	5.38%
Ratio of net investment income to average net assets(9)	5.55%	5.80%

(1) Based on actual shares outstanding at the end of the corresponding period.
(2) Based on weighted average basic per share data.
(3) Distributions are determined based on taxable income calculated in accordance with income tax regulations which may differ from amounts determined under accounting principles generally accepted in the United States of America.
(4) The effect of distributions from the stock rights offering after the record date represents the effect on net asset value of issuing additional shares after the record date of a distribution.
(5) Total return equals the change in the market value of the Company's common stock from the beginning of the period, taking into account dividends reinvested in accordance with the terms of our dividend reinvestment plan.
(6) Calculated using the average of the balance of net assets at the end of each month of the reporting period.
(7) As a business development company, the Company is generally required to maintain an asset coverage ratio of at least 200% of total consolidated assets, less all liabilities and indebtedness not represented by senior securities, to total borrowings and guaranty commitments.
(8) Asset coverage per unit is the asset coverage ratio expressed in terms of dollar amounts per $1,000 of indebtedness.
(9) Amounts are annualized.
(10) Ratio of expenses to average net assets is computed using expenses before credits from the Adviser.
(11) Ratio of net expenses to average net assets is computed using total expenses net of credits to the management fee.
CONTACT:  Gladstone Investment Corporation
          Investor Relations
          703-287-5893